UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 20, 2016 Open Text Corporation (“OpenText” or the “Company”) issued and sold an additional U.S. $250 million aggregate principal amount of its 5.875% senior unsecured notes due 2026 (the “reopened notes”), guaranteed on a senior unsecured basis by OpenText’s existing and future wholly-owned subsidiaries that borrow or guarantee OpenText’s obligations under its existing senior credit facilities. The reopened notes have identical terms, are fungible with and are a part of a single series with the U.S. $600 million aggregate principal amount of OpenText’s 5.875% senior unsecured notes due 2026 issued on May 31, 2016 (the “original notes” and, together with the reopened notes, the “notes”). The outstanding aggregate principal amount of the notes, after the issuance of the reopened notes, is $850,000,000.

The reopened notes were issued pursuant to an indenture (the “Base Indenture”), among the Company, the subsidiary guarantors party thereto (the “Initial Guarantors”), The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee, as supplemented by the supplemental indenture thereto, dated as of December 9, 2016, among the Company, the subsidiary guarantors party thereto (the “Additional Guarantors” and, together with the Initial Guarantors, the “Guarantors”), The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”).

The notes bear interest at a rate of 5.875% per annum, payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2017, in the case of the reopened notes. The notes will mature on June 1, 2026, unless earlier redeemed or repurchased.

The Company may redeem all or a portion of the notes at any time prior to June 1, 2021 at a redemption price equal to 100% of the principal amount of the notes plus an applicable premium, plus accrued and unpaid interest, if any, to the redemption date. In addition, the Company may also redeem up to 40% of the aggregate principal amount of the notes, on one or more occasions, prior to June 1, 2019, using the net proceeds from certain qualified equity offerings at a redemption price of 105.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, subject to compliance with certain conditions. The Company may, on one or more occasions, redeem the notes, in whole or in part, at any time on and after June 1, 2021 at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date.

If the Company experiences one of the kinds of changes of control triggering events specified in the Indenture, the Company will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that limit the Company and certain of its subsidiaries’ ability to, among other things: (i) create certain liens and enter into sale and lease-back transactions; (ii) create, assume, incur or guarantee additional indebtedness of the Company or the Guarantors without such subsidiary becoming a subsidiary guarantor of the notes; and (iii) consolidate, amalgamate or merge with, or convey, transfer, lease or otherwise dispose of its property and assets substantially as an entirety to, another person. These covenants are subject to a number of important limitations and exceptions as set forth in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding notes to be due and payable immediately.

The notes are initially guaranteed on a senior unsecured basis by OpenText’s existing and future wholly-owned subsidiaries that borrow or guarantee OpenText’s obligations under its existing senior credit facilities. The notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior unsubordinated debt and will rank senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt. The notes and the guarantees will be effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured debt, including the obligations under the senior credit facilities, to the extent of the value of the assets securing such secured debt.

The reopened notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The reopened notes and related guarantees were not offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The reopened notes and related guarantees were offered in Canada under available prospectus exemptions.

OpenText intends to use the net proceeds from the offering to finance a portion of the purchase price for its previously announced acquisition of Dell EMC’s Enterprise Content Division (the “Acquisition”). If for any reason the Acquisition does not close, OpenText intends to use the net proceeds from the offering for general corporate purposes, which may include the financing of future acquisitions and the repayment of existing indebtedness.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed hereto as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

The information set forth or incorporated by reference above under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture governing the Company’s 5.875% Senior Notes due 2026, dated as of May 31, 2016, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 31, 2016).

4.2	Supplemental Indenture, dated as of December 9, 2016, to the Indenture governing the Company’s 5.875% Senior Notes due 2026, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 4.38 to the Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3 (File No. 333-195479), as filed with the SEC on December 12, 2016).

4.3	Form of 5.875% Senior Notes due 2026 (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 20, 2016	By:	/S/ JOHN M. DOOLITTLE
John M. Doolittle Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture governing the Company’s 5.875% Senior Notes due 2026, dated as of May 31, 2016, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 31, 2016).

4.2	Supplemental Indenture, dated as of December 9, 2016, to the Indenture governing the Company’s 5.875% Senior Notes due 2026, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee, and BNY Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 4.38 to the Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3 (File No. 333-195479), as filed with the SEC on December 12, 2016).

4.3	Form of 5.875% Senior Notes due 2026 (included in Exhibit 4.1)